Exhibit 99.1

The Wendy’s Company Reports Preliminary Fourth-Quarter and 2012 Results

Fourth-Quarter Adjusted EBITDA Increases 19% to $95.9 Million;

Full-Year Adjusted EBITDA Increases 1% to $333.3 Million

North America Company-Operated Fourth-Quarter Same-Store Sales Decreases 0.2%;

Full-Year Same-Store Sales Increases 1.6%

Company Reiterates 2013 Adjusted EBITDA Outlook of $350 to $360 million;

2013 Adjusted EPS Outlook of $0.18 to $0.20, an Increase of 13% to 25% from 2012

DUBLIN, Ohio (Jan. 16, 2013) – The Wendy’s Company (NASDAQ: WEN) today reported preliminary, unaudited results for the fourth quarter and fiscal year ended Dec. 30, 2012. The Company plans to release its audited financial statements on Feb. 28, 2013.

“We are pleased with progress we made in 2012, as our brand transformation accelerated with Image Activation and our ‘A Cut Above’ brand positioning gained traction with consumers,” said President and Chief Executive Officer Emil Brolick. “Our 2012 North America same-store sales growth of 1.6 percent and record-high average annual restaurant sales of $1.48 million are evidence that our growth initiatives are beginning to work. While our fourth-quarter same-store sales were slightly negative, they increased 4.9 percent on a two-year basis as we rolled over the successful introduction of Dave’s Hot ‘n Juicy™ cheeseburgers a year ago.

“As we look to 2013, we are optimistic about our product pipeline and marketing plans,” Brolick said. “We are also very encouraged by the continued success of our Image Activation initiative, which is transforming our brand in the eyes of consumers by contemporizing the Wendy’s® restaurant experience. Given the attractive results we are achieving, we will accelerate our Image Activation initiative in 2013, including the introduction of lower-investment Tier 2 and Tier 3 designs. We expect to complete 200 total reimages in 2013, including about 100 franchised reimaged restaurants. Average sales volumes for Image Activation restaurants have increased more than 25 percent, and we remain on track to reimage more than 600 Company-operated restaurants by the end of 2015. We expect franchisees will also reimage a significant number of restaurants over the next three years.

“We are confident that our strong balance sheet, financial flexibility and excellent cash flow provide us the capacity to fund our Image Activation initiative and also return capital to shareholders in the form of dividends and share repurchases,” Brolick said.

Preliminary Fourth-Quarter 2012 Summary

Highlights from the fourth quarter include:

•	Consolidated revenues were $629.9 million, an increase of 2.4 percent compared to $615.0 million in the fourth quarter of 2011.

•

Wendy’s North America Company-operated restaurant same-store sales decreased 0.2 percent during the fourth quarter, compared to a 5.1 percent increase a year ago. Franchise same-store sales in North America decreased 0.6 percent during the quarter.

•

Company-operated restaurant margin was 15.9 percent, compared to 15.0 percent in the fourth quarter of 2011, primarily due to higher sales, including Image Activation, and a reduction in breakfast advertising expense, partially offset by commodity cost increases.

•

The Company reported net income from continuing operations of $21.4 million, compared to net income from continuing operations of $4.3 million in the fourth quarter of 2011. The fourth-quarter 2012 results include:

•	A $17.5 million total pretax charge related primarily to discontinuing breakfast at certain restaurants as well as facilities relocation

•	$5.4 million in prior-year tax benefits

•	Pretax dividend income of $4.6 million from the Company’s investment in Arby’s

•	The Company reported earnings per share from continuing operations of $0.06, compared to reported earnings per share from continuing operations of $0.01 in the fourth quarter of 2011.

•

Adjusted EBITDA from continuing operations was $95.9 million, up 19 percent compared to $80.9 million in the fourth quarter of 2011. This increase reflects the improvement in restaurant margin and lower general and administrative expense.

•

Adjusted Earnings Per Share from continuing operations were $0.08, compared to Adjusted Earnings Per Share from continuing operations of $0.04 in last year’s fourth quarter. See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures (i.e., Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations) included herein.

Preliminary Full-Year 2012 Summary

Highlights from 2012 include:

•	Consolidated revenues were $2.505 billion, an increase of 3.0 percent compared to $2.431 billion in 2011.

•

Wendy’s North America Company-operated restaurants generated a same-store sales increase of 1.6 percent during 2012. Franchise same-store sales in North America also increased 1.6 percent during the year.

•	Company-operated restaurant margin was 14.0 percent in both 2012 and in 2011.

•

The Company reported net income from continuing operations of $4.0 million before non-controlling interests in 2012, which compares to net income from continuing operations of $17.9 million in 2011. The Company reported net income from continuing operations attributable to The Wendy’s Company of $1.6 million in 2012, after non-controlling interests of $2.4 million. The 2012 results include:

•	A $75.1 million total pretax charge related to the early retirement of debt

•	A $45.0 million total pretax charge related primarily to facilities relocation as well as the discontinuation of breakfast at certain restaurants

•	A $27.4 million pretax net gain on the sale of an investment

•	$7.6 million in prior-year tax benefits

•	Pretax dividend income of $4.6 million from the Company’s investment in Arby’s

•

The Company’s reported earnings per share from continuing operations attributable to The Wendy’s Company were $0.01, compared to reported earnings per share from continuing operations of $0.04 in 2011.

•

Adjusted EBITDA from continuing operations was $333.3 million, a 0.7 percent increase compared to $331.1 million in 2011. Adjusted Earnings Per Share from continuing operations were $0.16 in 2012 compared to $0.15 in 2011.

2012 Domestic and International Restaurant Portfolio

As of Dec. 30, 2012, the Company’s total number of worldwide restaurants was 6,560, including 6,186 restaurants in North America and 374 restaurants outside of North America.

2012 Restaurant Development

	Q4 2012	FY 2012
Company openings	12	16
Company closures	(5)	(32)

Company net	7	(16)
Franchisee openings	39	85
Franchisee closures	(29)	(103)

Franchisee net	10	(18)

SYSTEM TOTAL	17	(34)

As previously stated, the Company is optimizing its system by purchasing select franchise restaurants and by selling restaurants to new and existing franchisees. The Company’s optimization goal is to accelerate Image Activation and to gain operational and market efficiencies. As a result of this strategy, Company-operated restaurants as a percentage of the U.S. system may decline slightly. As part of this initiative, the Company during 2012 acquired 56 franchised Wendy’s restaurants and sold 30 Company-operated Wendy’s restaurants to franchisees.

Dividend and Share Repurchase

In November 2012, the Company’s Board of Directors authorized a 100 percent increase in the quarterly cash dividend rate to $0.04 per share, as well as a new share repurchase program for up to $100 million of the Company’s common stock through Dec. 29, 2013.

The Company did not repurchase any shares during the fourth quarter.

Company Reiterates 2013 and Long-Term Outlook

For 2013, the Company reiterated its preliminary outlook for Adjusted EBITDA of $350 million to $360 million, a 5 to 8 percent increase compared to $333.3 million in 2012.

The Company’s outlook for 2013 Adjusted Earnings Per Share of $0.18 to $0.20 is a 13 to 25 percent increase compared to 2012 Adjusted Earnings Per Share of $0.16. Estimated 2013 Adjusted Earnings Per Share excludes $20 to $30 million of anticipated pretax depreciation for existing assets that will be replaced as part of the Company’s Image Activation initiative. The Company expects its total 2013 depreciation and amortization to increase 15 to 20 percent compared to 2012.

Also included in the 2013 outlook is:

•	Same-store sales growth of 2.0 to 3.0 percent at Wendy’s North America Company-operated restaurants.

•	New restaurant development of approximately 25 new Company restaurants and 40 new franchise restaurants, plus approximately 60 new international franchise and joint-venture restaurants.

•	Five to 10 Company-operated restaurant closures and approximately 90 to 100 franchise restaurant closures in North America, plus approximately 15 to 20 international restaurant closures.

•	The reimaging of 100 Company-operated restaurants and 100 franchised restaurants. The outlook includes the cost of a $10 million incentive program for franchisees to reimage their restaurants in 2013.

•

Wendy’s Company-operated restaurant margin of 14.2 to 14.5 percent, compared to 14.0 percent in 2012. This estimate assumes the benefit of same-store sales increases, Image Activation sales, discontinuation of breakfast at certain restaurants and cost-savings initiatives. It also assumes a 90 to 120 basis-point impact from higher commodity costs, driven primarily by rising beef and chicken costs.

•

Capital expenditures of approximately $245 million, compared to approximately $200 million in 2012. This estimate includes $145 million for Image Activation designs at 25 new and 100 reimaged Company-operated restaurants in North America.

Based upon progress with its “Recipe to Win” strategy, including the success of the Image Activation program, the Company continues to target long-term Adjusted EBITDA and Adjusted Earnings Per Share growth beyond 2013 in the high single-digit to low double-digit range.

Same-Store Sales Reporting Methodology

As previously announced, the Company revised its reporting methodology for same-store sales, beginning with the first quarter of 2012, to more accurately reflect same-store sales performance, including the impact of its new and remodeled restaurants. Using the new methodology, the Company calculates same-store sales beginning after new restaurants have been open for at least 15 continuous months and after remodeled restaurants have been reopened for three continuous months. The calculation of same-store sales previously began after a restaurant had been open for at least 15 continuous months and as of the beginning of the previous fiscal year.

Under the old methodology, the same-store sales at North America Company-operated restaurants would have decreased approximately 0.4 percent for the fourth quarter and would have increased approximately 1.5 percent for the full year. The new methodology had virtually no impact on results reported prior to 2012.

Presentation and Webcast Scheduled for 8 a.m. Today, Jan. 16

The Company will present its preliminary 2012 results and 2013 outlook at 8 a.m. ET today, as part of the ICR Conference in Miami Beach, Fla. The live presentation will be available via webcast from the investor relations section of the Company’s website at www.aboutwendys.com. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Audited 2012 Results Scheduled for Release on Feb. 28

The Company will release its audited 2012 results before the market opens on Feb. 28 and will host a conference call at 10 a.m. ET the same day with a simultaneous webcast from the investor relations section of the Company’s website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements.

For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the availability of suitable locations and terms for the development of new restaurants;

(10)	risks associated with the Image Activation program;

(11)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(12)	changes in debt, equity and securities markets;

(13)	goodwill and long-lived asset impairments;

(14)	changes in interest rates;

(15)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and

(16)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

The Company currently intends to continue to declare and pay quarterly cash dividends; however, there can be no assurance that any quarterly dividends will be declared or paid in the future or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on such factors as the Company’s earnings, financial condition and cash requirements and other factors.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”).

Because all companies do not calculate Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share from continuing operations.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share from continuing operations, or a reconciliation of projected Adjusted EBITDA from continuing operations to projected income from continuing operations or projected Adjusted Earnings Per Share from continuing operations to projected earnings per share from continuing operations.

The Company’s presentation of Adjusted EBITDA from continuing operations and Adjusted Earnings Per Share from continuing operations does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 26 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended December 30, 2012 and January 1, 2012

(In Thousands Except Per Share Amounts)

	Three Months		Twelve Months
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Sales	$553,943	$538,496	$2,198,323	$2,126,544
Franchise revenues	75,936	76,522	306,919	304,814

	629,879	615,018	2,505,242	2,431,358

Costs and expenses:
Cost of sales	464,276	454,440	1,881,248	1,816,109
General and administrative	69,984	77,243	287,808	292,390
Depreciation and amortization	38,840	32,020	148,976	122,992
Impairment of long-lived assets	13,316	4,621	21,097	12,883
Facilities relocation costs and other transactions	17,470	14,949	45,031	45,711
Other operating, net	(264)	2,465	4,335	4,152

	603,622	585,738	2,388,495	2,294,237

Operating profit	26,257	29,280	116,747	137,121
Interest expense	(20,801)	(28,195)	(98,604)	(114,110)
Loss on early extinguishment of debt	—	—	(75,076)	—
Investment income, net	6,786	296	36,243	484
Other, net	551	239	1,565	945

Income (loss) from continuing operations before income taxes and noncontrolling interests	12,793	1,620	(19,125)	24,440
Benefit from (provision for) income taxes	8,616	2,670	23,083	(6,528)

Income from continuing operations	21,409	4,290	3,958	17,912
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,167	(356)	1,951	762
(Loss) income on disposal of discontinued operations, net of income taxes	(188)	50	(442)	(8,799)

Net income (loss) from discontinued operations	979	(306)	1,509	(8,037)

Net income	22,388	3,984	5,467	9,875
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net income attributable to The Wendy’s Company	$22,388	$3,984	$3,083	$9,875

Basic and diluted income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.06	$0.01	$0.01	$0.04
Discontinued operations	0.00	(0.00)	0.00	(0.02)
Net income	$0.06	$0.01	$0.01	$0.02

Number of shares used to calculate basic income (loss) per share	391,013	389,022	390,275	405,224

Number of shares used to calculate diluted income (loss) per share	392,640	391,992	392,140	407,180

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Three Months		Twelve Months
	2012	2011	2012	2011
Adjusted EBITDA from continuing operations	$95,883	$80,870	$333,328	$331,055
(Less) plus:
Depreciation and amortization	(38,840)	(32,020)	(148,976)	(122,992)
Impairment of long-lived assets	(13,316)	(4,621)	(21,097)	(12,883)
Costs associated with closed restaurants in other operating expense, net	—	—	(1,477)	—
Facilities relocation costs and other transactions	(17,470)	(14,949)	(45,031)	(45,711)
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	—	(14,623)
SSG purchasing cooperative expense reversal in G&A	—	—	—	2,275

Operating profit	26,257	29,280	116,747	137,121

Interest expense	(20,801)	(28,195)	(98,604)	(114,110)
Loss on early extinguishment of debt	—	—	(75,076)	—
Investment income, net	6,786	296	36,243	484
Other, net	551	239	1,565	945

Income (loss) from continuing operations before income taxes and noncontrolling interests	12,793	1,620	(19,125)	24,440
Benefit from (provision for) income taxes	8,616	2,670	23,083	(6,528)

Income from continuing operations	21,409	4,290	3,958	17,912
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,167	(356)	1,951	762
(Loss) income on disposal of discontinued operations, net of income taxes	(188)	50	(442)	(8,799)

Net income (loss) from discontinued operations	979	(306)	1,509	(8,037)

Net income	22,388	3,984	5,467	9,875
Net income attributable to noncontrolling interests	—	—	(2,384)	—

Net income attributable to The Wendy’s Company	$22,388	$3,984	$3,083	$9,875

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to Net Income and Earnings Per Share Attributable to The Wendy’s Company

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2012		2011
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$32,097	$0.08	$16,425	$0.04

(Less) plus:
Facilities relocation costs and other transactions	(10,779)	(0.03)	(9,288)	(0.02)
Impairment of long-lived assets	(8,216)	(0.02)	(2,847)	(0.01)
Benefits of prior years tax matters	5,439	0.02	—	—
Dividend from Arby’s	2,868	0.01	—	—

Total adjustments	(10,688)	(0.02)	(12,135)	(0.03)

Income from continuing operations	21,409	0.06	4,290	0.01
Net income (loss) from discontinued operations	979	0.00	(306)	(0.00)

Net income and earnings per share attributable to The Wendy’s Company	$22,388	$0.06	$3,984	$0.01

	Twelve Months
	2012		2011
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$63,784	$0.16	$62,080	$0.15

(Less) plus:
Loss on early extinguishment of debt	(46,547)	(0.12)	—	—
Facilities relocation costs and other transactions	(27,817)	(0.07)	(28,514)	(0.07)
Gain on sale of investment, net	17,978	0.05	—	—
Impairment of long-lived assets	(13,017)	(0.04)	(7,936)	(0.02)
Benefits of prior years tax matters	7,620	0.02	—	—
Dividend from Arby’s	2,868	0.01	—	—
Costs associated with closed restaurants in other operating expense, net	(911)	(0.00)	—	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	—	(9,140)	(0.02)
SSG purchasing cooperative expenses in G&A	—	—	1,422	0.00

Total adjustments	(59,826)	(0.15)	(44,168)	(0.11)

Income from continuing operations	3,958	0.01	17,912	0.04
Net income (loss) from discontinued operations	1,509	0.00	(8,037)	(0.02)

Net income	5,467	0.01	9,875	0.02
Net income attributable to noncontrolling interests	(2,384)	(0.00)	—	—

Net income and earnings per share attributable to The Wendy’s Company	$3,083	$0.01	$9,875	$0.02